ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made as of the ____day of September, 2005 between Loy Corp, L.L.C. (“Seller”) and Solar Night Industries, Inc. (“Purchaser”).

NOW, THEREFORE, in consideration of the premises and mutual covenants described herein and in the Purchase Agreement, the parties hereby agree as follows:

1. Seller does hereby sell, assign, transfer and set over to Purchaser the entire right, title and interest of Seller in, to the following (the “Purchased Assets”):

(a)  all claims and rights (and benefits arising therefrom) with or against all persons (as herein defined) whomsoever relating to the Purchased Assets, including, without limitation, rights against suppliers under warranties covering any of the inventory or equipment of Seller sold to Purchaser;

(b)  all of Seller’s right to use the any and all trade names used by Seller and all other intellectual property used in the Business, including, without limitation, patents (including design patents, industrial designs and utility models), know how, unpatented inventions, trade secrets, secret formulas, processes and designs, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, business and marketing plans, copyrights and registrations thereof, trademarks, service marks, trade names, trade dress, brands, logos and slogans and registrations thereof, and intellectual property rights similar to any of the foregoing (collectively, “Intellectual Property”), and all goodwill associated with the Intellectual Property, together with the right to sue for and recover remedies against past, present and future infringement thereof;

(c)  all contracts, agreements, undertakings and other arrangements to which the Company is a party with respect to the Business or by which the Purchased Assets or the Business are bound, including, without limitation, sales orders and sales contracts, purchase orders and purchase contracts, quotations and bids, service agreements, distribution agreements, and supply agreements (the “Contracts”); and

(d)  all books, records and other information, including, without limitation, customer lists, customer records, sales, marketing and promotional materials, catalogues and advertising literature relating to the business of Seller or copies thereof.

3. In consideration of the obligations of Seller under the Purchase Agreement and the assignment to Purchaser of the Assumed Liabilities and the Purchased Assets, Purchaser does hereby (i) assume the following specific liabilities of Sellers all Obligations under the Contracts, to the extent such arise after Closing and are not attributable to a breach of such by Seller prior to Closing; and (ii) agree to pay to Seller $57,000 pursuant to the Note attached hereto as Exhibit A.

4. This instrument is subject to all of the terms and conditions of the Purchase Agreement.

5. This instrument shall be binding upon and inure to the benefit of Purchaser and Sellers and their respective successors and assigns.

6. This instrument may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

7. This instrument shall be governed by and construed under Missouri law, without regard to conflict of laws thereof.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first written above.

SOLAR NIGHT INDUSTRIES, INC.	LOY CORP, L.L.C.

By: ______________________________________________________	______________________________________________________
Name:	Jason Loyet, Manager
Title:

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